Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate April 28, 2016	Brian M. Welsch Investor Relations 716-857-7875	David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the second quarter of its 2016 fiscal year and for the six months ended March 31, 2016.

FISCAL 2016 SECOND QUARTER EARNINGS SUMMARY

•Consolidated net loss of $147.7 million, or $1.74 per share
•Operating results, excluding items impacting comparability, of $82.8 million, or $0.97 per share
•Impairment of oil and gas properties, after-tax, of $230.5 million, or $2.72 per share
•Consolidated adjusted EBITDA $224.4 million (see non-GAAP reconciliation on page 24)
•Production of 39.2 Bcfe, a 9.7% increase from prior year and 3.0% increase from the first quarter
•Price-related production curtailments of 9.1 Bcf in Appalachia, a 5.5 Bcf decrease from the first quarter
•Average natural gas and crude oil prices after hedging of $2.99 per Mcf and $53.01 per Bbl, respectively

•	Weather 12% warmer than normal and more than 26% warmer than the prior year contributes to $6.9 million, or $0.08 per share, reduction in Utility segment earnings

OPERATING RESULTS

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2016	2015	2016	2015
Reported GAAP earnings (loss)	$(147,687)	$16,669	$(336,796)	$101,409
Items impacting comparability:
Impairment of oil and gas properties (E&P)	230,517	69,474	483,080	69,474
Joint development agreement professional fees (E&P)			3,043
Operating Results	$82,830	$86,143	$149,327	$170,883

Reported GAAP earnings (loss) per share	$(1.74)	$0.20	$(3.97)	$1.19
Items impacting comparability:
Impairment of oil and gas properties (E&P)	2.72	0.82	5.70	0.82
Joint development agreement professional fees (E&P)			0.04
Earnings per share impact of dilutive shares (All segments)	(0.01)		(0.02)
Operating Results per share	$0.97	$1.02	$1.75	$2.01

Page 2.

MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: "Weather was more than 26 percent warmer than last year’s second quarter across our service territory, and commodity prices were approximately 18 percent lower than last year. Each of these factors had their expected result, lowering the Company’s earnings for the quarter. Additionally, as low commodity prices continue to weigh on all energy companies, we were required to make another adjustment to the balance sheet value of our oil and natural gas reserves.

"Each of our business segments, however, delivered excellent operational results. We have reduced Seneca’s drilling activities by moving to a one-rig drilling program. That will help us to live within cash flow, and more closely align our natural gas production levels with the capacity of our Northern Access project, which has a targeted in-service date of November 2017.

"While near-term commodity market prices remain low, we are well hedged at acceptable prices for the remainder of this year and next fiscal year. We have also seen a firming of prices for our 2018 to 2020 fiscal years, reflecting the expectation that supply and demand will come into balance. We have taken advantage of these pricing signals and have begun to layer in hedges for those future years that lock in acceptable economics for our drilling program.

"Our plans remain on track to add value for our shareholders and grow the Company through the continued development of strategic pipeline infrastructure projects and the ongoing prudent development and production of natural gas from our large acreage holdings.”

DISCUSSION OF SECOND QUARTER RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form on pages 8 through 11 of this report. It may be helpful to refer to those tables while reviewing this discussion.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

(in thousands except per share amounts)	Quarter Ended March 31, 2016	Quarter Ended March 31, 2015	Variance
Net Income / (Loss)	$(213,335)	$(53,562)	$(159,773)
Net Income / (Loss) Per Share	$(2.52)	$(0.63)	$(1.89)
Adjusted EBITDA	$79,608	$95,615	$(16,007)

The quarter over quarter variance is mainly due to a non-cash, after-tax charge of $230.5 million to write down the value of Seneca’s oil and natural gas reserves under the full cost method of accounting. This accounting method requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on an unweighted arithmetic average of the first day of the month oil and gas prices for each month within the 12-month period prior to the end of the reporting period (“the ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. Unless oil and gas prices improve significantly, Seneca expects to incur additional impairment charges during the remainder of the fiscal year ending September 30, 2016. An impairment is also possible in the first quarter of fiscal 2017.

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Excluding this item, Operating Results in the Exploration and Production segment in the current year’s second quarter were $17.2 million, or $0.20 per share, compared to $15.9 million, or $0.19 per share, in the prior year’s second quarter, an increase of $1.3 million or $0.01 per share. The increase in Operating Results is mainly due to higher natural gas production and lower per unit lease operating expense ("LOE") and depreciation, depletion and amortization ("DD&A") expense, offset partially by lower realized natural gas and crude oil prices after hedging.

Seneca's total net second quarter fiscal 2016 production was 39.2 billion cubic feet equivalent ("Bcfe"), an increase of 3.5 Bcfe, or 9.7 percent, from the prior fiscal year's second quarter, and an increase of 1.2 Bcfe, or 3.0 percent, versus the first quarter of fiscal 2016. Net natural gas production for the quarter was 34.9 Bcf, an increase of 3.5 Bcf, or 11.1 percent, versus prior year due mainly to new incremental firm transportation capacity that became available to Seneca during the first quarter of fiscal 2016. The new transportation capacity allows Seneca to deliver and sell a portion of its Marcellus Shale production under long-term firm sales contracts at the premium-priced Dawn market index in Ontario, Canada. Seneca voluntarily curtailed approximately 9.1 Bcf of net natural gas production during the quarter, down 5.5 Bcf from the estimated 14.6 Bcf of net production curtailed during the first quarter. Crude oil production for the quarter was approximately 723 thousand barrels ("Mbbl"), relatively flat when compared to the prior year.

Seneca's average realized natural gas price, after the impact of hedging, for the second quarter was $2.99 per thousand cubic feet ("Mcf"), reflecting $1.12 per Mcf of uplift from financial hedges settled during the quarter. Seneca's average realized oil price, after the impact of hedging, for the second quarter was $53.01 per barrel ("Bbl"), reflecting a $25.95 per Bbl uplift from financial hedges settled during the quarter. Seneca's remaining fiscal 2016 natural gas production is now 80 percent hedged at the midpoint of production guidance, with nearly 67 million Million British thermal units ("MMBtu") (64.3 Bcf) of production hedged at an average price of $3.41 per MMBtu. In California, Seneca's remaining fiscal 2016 oil production is now 55 percent hedged at an average hedge price of $81.10 per Bbl. For fiscal 2017, Seneca has over 115 million MMBtu (110.8 Bcf) of natural gas production hedged at an average hedge price of $3.34 per MMBtu and nearly 700,000 Bbls of oil production hedged at $75.14 per Bbl.

LOE decreased by $3.8 million versus the prior year second quarter. On a per unit basis, LOE for the second quarter decreased by $0.20 per Mcf equivalent ("Mcfe") to $0.96 per Mcfe. The decrease is largely due to a reduction in steam fuel costs in Seneca's California division and lower salt water disposal and maintenance costs in Seneca's Appalachian division, offset slightly by higher average gathering and compression rates on Appalachian production.

DD&A expense decreased $20.2 million versus the prior year second quarter due to lower per unit DD&A, offset partially by the impact of higher production. On a per unit basis, DD&A decreased $0.66 per Mcfe to $0.95 per Mcfe due primarily to the ceiling test impairment charges recorded during the prior four quarters and higher natural gas reserve balances at September 30, 2015.

The increase in interest expense is the result of a new long-term debt issuance that occurred during the quarter ended June 30, 2015.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

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(in thousands except per share amounts)	Quarter Ended March 31, 2016	Quarter Ended March 31, 2015	Variance
Net Income / (Loss)	$21,194	$23,377	$(2,183)
Net Income / (Loss) Per Share (Diluted)	$0.25	$0.27	$(0.02)
Adjusted EBITDA	$53,672	$54,415	$(743)

The decrease in the Pipeline and Storage segment's earnings is due to higher Operation and Maintenance ("O&M"), DD&A and interest expenses, offset partially by higher transportation revenues from the three expansion projects that were placed in service during the first quarter of fiscal 2016. O&M increased $1.4 million versus prior year's second quarter due primarily to higher post-retirement benefit costs. DD&A for the quarter increased $1.1 million due to a higher gross plant in service, which was largely the result of the Company's recent expansion projects. The $1.7 million increase in interest expense is a result of the new long-term debt issuance that occurred during the quarter ended June 30, 2015.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas pipeline gathering facilities in the Appalachian region and currently provides the gathering infrastructure for transporting Seneca’s Marcellus Shale production to the interstate pipeline system.

(in thousands except per share amounts)	Quarter Ended March 31, 2016	Quarter Ended March 31, 2015	Variance
Net Income / (Loss)	$7,568	$6,405	$1,163
Net Income / (Loss) Per Share (Diluted)	$0.09	$0.08	$0.01
Adjusted EBITDA	$18,831	$15,165	$3,666

The increase in the Gathering segment's earnings is due primarily to higher gathering revenues, offset partially by higher O&M expense and interest costs. Gathering revenues increased $4.2 million, or 24 percent, versus prior year's second quarter mainly due to higher throughput on the Clermont Gathering System, a result of Seneca's increased production volumes in Appalachia during the quarter. The $1.8 million increase in interest expense is a result of the new long-term debt issuance that occurred during the quarter ended June 30, 2015.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

(in thousands except per share amounts)	Quarter Ended March 31, 2016	Quarter Ended March 31, 2015	Variance
Net Income / (Loss)	$31,960	$38,238	$(6,278)
Net Income / (Loss) Per Share (Diluted)	$0.38	$0.45	$(0.07)
Adjusted EBITDA	$69,467	$80,233	$(10,766)

The decrease in the Utility segment's earnings is largely attributable to the impacts of warmer weather and a positive regulatory adjustment recorded in the second quarter of fiscal 2015, partially offset by lower O&M expense and other taxes. Weather in Distribution's New York and Pennsylvania service territories was more than 26 percent warmer than last year, resulting in lower retail residential and transportation customer throughput and revenues, which decreased the Utility segment's earnings by approximately $0.08 per share. The impact of weather variations

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on earnings in Distribution's New York service territory is largely mitigated by the New York rate jurisdiction's weather normalization clause. In the second quarter of fiscal 2015, the Utility segment recorded a positive $3.2 million after-tax regulatory adjustment to recognize the under collection from customers of a New York State regulatory assessment. A similar regulatory adjustment was not required for the second quarter of fiscal 2016, lowering earnings by $0.04 per share versus the prior year. The $5.4 million decrease in O&M expense is mainly due to lower personnel and pension costs and uncollectible customer accounts.

Energy Marketing Segment

The Energy Marketing segment's operations are carried out by National Fuel Resources, Inc. (“NFR”). NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

(in thousands except per share amounts)	Quarter Ended March 31, 2016	Quarter Ended March 31, 2015	Variance
Net Income / (Loss)	$3,484	$3,373	$111
Net Income / (Loss) Per Share (Diluted)	$0.04	$0.04	$—
Adjusted EBITDA	$5,653	$5,444	$209

The Energy Marketing segment's second quarter earnings were relatively flat when compared to the prior year's second quarter, as the decrease in revenues from warmer weather was largely offset by declines in purchased gas costs.

Corporate and All Other

The Corporate and All Other category earnings of $1.4 million in the quarter ended March 31, 2016, compares to a net loss of $1.2 million in the prior year’s second quarter. The increase is due to lower income tax expense.

EARNINGS GUIDANCE

The Company is updating earnings guidance for fiscal 2016 to reflect second quarter results and revised forecast assumptions. Updated consolidated earnings guidance and Exploration and Production segment operational guidance are summarized in the tables below:

Consolidated Earnings Guidance
	Updated FY 2016 Guidance	Previous FY 2016 Guidance
Consolidated Earnings per Share*	$2.80 to $2.95	$2.75 to $3.00
* Exclusive of ceiling test impairment charges

Capital Expenditures (Millions)
Exploration & Production	$150 - $200	$150 - $200
Pipeline & Storage	$130 - $160	$125 - $175
Gathering	$75 - $85	$85 - $95
Utility	$90 - $100	$95 - $105
Consolidated Capital Expenditures	$445 - $545	$455 - $575

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Exploration & Production Segment Operational Guidance
	Updated FY 2016 Guidance	Previous FY 2016 Guidance
NYMEX Natural Gas Price Assumption	$2.15	$2.25
NYMEX Crude Oil Price Assumption	$40.00	$40.00
Production (Bcfe)	158 to 175	150 to 180
Operating Costs ($/Mcfe)
LOE	$0.95 - $1.05	$1.00 - $1.10
G&A **	$0.35 - $0.40	$0.40 - $0.45
DD&A	$0.85 - $0.95	$0.90 - $1.00
** G&A per unit guidance excludes $4.7 million of joint development agreement professional fees

While the Company currently expects to incur additional ceiling test impairment charges in the remaining quarters of fiscal 2016, and possibly the first quarter of fiscal 2017, the amount of these charges is not reasonably determinable at this time. The amount of any ceiling test charge is determined at the end of the applicable quarter and will depend on many factors, including additions to or subtractions from proved reserves, fluctuations in oil and gas prices, and income tax effects related to the differences between the book and tax basis of the Company’s oil and gas properties. Some or all of these factors are likely to be significant. Because the amount of the expected ceiling test impairment charges is not reasonably determinable at this time, the Company is unable to provide earnings guidance other than on a non-GAAP basis that excludes those charges.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, April 29, 2016, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the NFG Investor Relations News & Events page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, audio access is also provided by dialing (toll-free) 877-706-7579, using conference ID number “84814628.” For those unable to listen to the live conference call, an audio replay will be available at approximately 3 p.m. Eastern Time at the same website link and by phone at (toll-free) 855-859-2056 or 404-537-3406, using conference ID number “84814628.” Both the webcast and telephonic replay will be available until the close of business on Friday, May 6, 2016.

National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brian M. Welsch	716-857-7875
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the price of natural gas or oil; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; delays or changes in costs or plans

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with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2016
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Second quarter 2015 GAAP earnings	$(53,562)	$23,377	$6,405	$38,238	$3,373	$(1,162)	$16,669
Items impacting comparability:
Impairment of oil and gas producing properties	69,474						69,474
Second quarter 2015 operating results	15,912	23,377	6,405	38,238	3,373	(1,162)	86,143

Drivers of operating results
Higher (lower) crude oil prices	(6,636)						(6,636)
Higher (lower) natural gas prices	(14,873)						(14,873)
Higher (lower) natural gas production	8,275						8,275
Higher (lower) crude oil production	(155)						(155)
Derivative mark to market adjustments	(934)						(934)
Lower (higher) lease operating and transportation expenses	2,503						2,503
Lower (higher) depreciation / depletion	13,105	(706)					12,399

Higher (lower) transportation revenues		740					740
Higher (lower) gathering and processing revenues			2,733				2,733
Lower (higher) operating expenses		(921)		2,581			1,660
Lower (higher) property, franchise and other taxes	1,512						1,512

Regulatory true-up adjustments				(3,214)			(3,214)
Warmer weather				(6,919)			(6,919)

Higher (lower) margins					125		125

Lower (higher) interest expense	(1,621)	(1,080)	(1,161)				(3,862)

Lower (higher) income tax expense / effective tax rate				692		1,121	1,813

All other / rounding	94	(216)	(409)	582	(14)	1,483	1,520
Second quarter 2016 operating results	17,182	21,194	7,568	31,960	3,484	1,442	82,830
Items impacting comparability:
Impairment of oil and gas producing properties	(230,517)						(230,517)
Second quarter 2016 GAAP earnings	$(213,335)	$21,194	$7,568	$31,960	$3,484	$1,442	$(147,687)

* Amounts do not reflect intercompany eliminations

Page 9.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2016
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Second quarter 2015 GAAP earnings	$(0.63)	$0.27	$0.08	$0.45	$0.04	$(0.01)	$0.20
Items impacting comparability:
Impairment of oil and gas producing properties	0.82						0.82
Second quarter 2015 operating results	0.19	0.27	0.08	0.45	0.04	(0.01)	1.02

Drivers of operating results
Higher (lower) crude oil prices	(0.08)						(0.08)
Higher (lower) natural gas prices	(0.17)						(0.17)
Higher (lower) natural gas production	0.10						0.10
Higher (lower) crude oil production	—						—
Derivative mark to market adjustments	(0.01)						(0.01)
Lower (higher) lease operating and transportation expenses	0.03						0.03
Lower (higher) depreciation / depletion	0.15	(0.01)					0.14

Higher (lower) transportation revenues		0.01					0.01
Higher (lower) gathering and processing revenues			0.03				0.03
Lower (higher) operating expenses		(0.01)		0.03			0.02
Lower (higher) property, franchise and other taxes	0.02						0.02

Regulatory true-up adjustments				(0.04)			(0.04)
Warmer weather				(0.08)			(0.08)

Higher (lower) margins					—		—

Lower (higher) interest expense	(0.02)	(0.01)	(0.01)				(0.04)

Lower (higher) income tax expense / effective tax rate				0.01		0.01	0.02

All other / rounding	(0.01)	—	(0.01)	0.01	—	0.01	—
Second quarter 2016 operating results	0.20	0.25	0.09	0.38	0.04	0.01	0.97
Items impacting comparability:
Impairment of oil and gas producing properties	(2.72)						(2.72)
Earnings per share impact of diluted shares						0.01	0.01
Second quarter 2016 GAAP earnings	$(2.52)	$0.25	$0.09	$0.38	$0.04	$0.02	$(1.74)

* Amounts do not reflect intercompany eliminations

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2016
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Six months ended March 31, 2015 GAAP earnings	$(26,842)	$44,155	$18,028	$60,831	$6,199	$(962)	$101,409
Items impacting comparability:
Impairment of oil and gas producing properties	69,474						69,474
Six months ended March 31, 2015 operating results	42,632	44,155	18,028	60,831	6,199	(962)	170,883

Drivers of operating results
Higher (lower) crude oil prices	(15,613)						(15,613)
Higher (lower) natural gas prices	(15,199)						(15,199)
Higher (lower) natural gas production	(14,463)						(14,463)
Higher (lower) crude oil production	(1,210)						(1,210)
Derivative mark to market adjustments	(1,795)						(1,795)
Lower (higher) lease operating and transportation expenses	7,562						7,562
Lower (higher) depreciation / depletion	36,527	(1,500)	(1,261)				33,766

Higher (lower) transportation revenues		2,391					2,391
Higher (lower) gathering and processing revenues			(1,044)				(1,044)
Lower (higher) operating expenses		(733)	(675)	3,601		713	2,906
Lower (higher) property, franchise and other taxes	1,847	(460)					1,387

Regulatory true-up adjustments				(3,671)			(3,671)
Warmer weather				(12,839)			(12,839)
Higher (lower) usage				1,130			1,130

Higher (lower) margins					(1,546)		(1,546)

Higher (lower) AFUDC**		1,108					1,108

Lower (higher) interest expense	(4,399)	(2,053)	(2,962)				(9,414)

Lower (higher) income tax expense / effective tax rate				1,973		2,141	4,114

All other / rounding	(187)	(438)	404	(459)	54	1,500	874
Six months ended March 31, 2016 operating results	35,702	42,470	12,490	50,566	4,707	3,392	149,327
Items impacting comparability:
Impairment of oil and gas producing properties	(483,080)						(483,080)
Joint development agreement professional fees	(3,043)						(3,043)
Six months ended March 31, 2016 GAAP earnings	$(450,421)	$42,470	$12,490	$50,566	$4,707	$3,392	$(336,796)

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2016
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Six months ended March 31, 2015 GAAP earnings	$(0.32)	$0.52	$0.21	$0.71	$0.07	$—	$1.19
Items impacting comparability:
Impairment of oil and gas producing properties	0.82						0.82
Six months ended March 31, 2015 operating results	0.50	0.52	0.21	0.71	0.07	—	2.01

Drivers of operating results
Higher (lower) crude oil prices	(0.18)						(0.18)
Higher (lower) natural gas prices	(0.18)						(0.18)
Higher (lower) natural gas production	(0.17)						(0.17)
Higher (lower) crude oil production	(0.01)						(0.01)
Derivative mark to market adjustments	(0.02)						(0.02)
Lower (higher) lease operating and transportation expenses	0.09						0.09
Lower (higher) depreciation / depletion	0.43	(0.02)	(0.01)				0.40

Higher (lower) transportation revenues		0.03					0.03
Higher (lower) gathering and processing revenues			(0.01)				(0.01)
Lower (higher) operating expenses		(0.01)	(0.01)	0.04		0.01	0.03
Lower (higher) property, franchise and other taxes	0.02	(0.01)					0.01

Regulatory true-up adjustments				(0.04)			(0.04)
Warmer weather				(0.15)			(0.15)
Higher (lower) usage				0.01			0.01

Higher (lower) margins					(0.02)		(0.02)

Higher (lower) AFUDC**		0.01					0.01

Lower (higher) interest expense	(0.05)	(0.02)	(0.03)				(0.10)

Lower (higher) income tax expense / effective tax rate				0.02		0.03	0.05

All other / rounding	(0.01)	—	—	—	—	—	(0.01)
Six months ended March 31, 2016 operating results	0.42	0.50	0.15	0.59	0.05	0.04	1.75
Items impacting comparability:
Impairment of oil and gas producing properties	(5.70)						(5.70)
Joint development agreement professional fees	(0.04)						(0.04)
Earnings per share impact of diluted shares				0.01	0.01		0.02
Six months ended March 31, 2016 GAAP earnings	$(5.32)	$0.50	$0.15	$0.60	$0.06	$0.04	$(3.97)

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2016	2015	2016	2015
Operating Revenues:
Utility and Energy Marketing Revenues	$248,173	$374,141	$417,005	$640,380
Exploration and Production and Other Revenues	144,570	166,139	297,454	371,917
Pipeline and Storage and Gathering Revenues	56,389	55,847	109,868	107,739
	449,132	596,127	824,327	1,120,036
Operating Expenses:
Purchased Gas	81,623	190,600	123,691	317,690
Operation and Maintenance:
Utility and Energy Marketing	57,309	62,764	104,858	112,461
Exploration and Production and Other	42,964	50,906	88,539	94,401
Pipeline and Storage and Gathering	21,541	19,575	41,109	38,965
Property, Franchise and Other Taxes	21,305	24,916	41,662	45,845
Depreciation, Depletion and Amortization	63,947	82,687	134,498	185,433
Impairment of Oil and Gas Producing Properties	397,443	120,348	832,894	120,348
	686,132	551,796	1,367,251	915,143

Operating Income (Loss)	(237,000)	44,331	(542,924)	204,893

Other Income (Expense):
Interest Income	278	46	2,077	1,303
Other Income	3,236	1,388	5,654	2,571
Interest Expense on Long-Term Debt	(28,994)	(22,376)	(59,366)	(44,687)
Other Interest Expense	(1,237)	(1,584)	(2,617)	(2,375)

Income (Loss) Before Income Taxes	(263,717)	21,805	(597,176)	161,705

Income Tax Expense (Benefit)	(116,030)	5,136	(260,380)	60,296

Net Income (Loss) Available for Common Stock	$(147,687)	$16,669	$(336,796)	$101,409

Earnings (Loss) Per Common Share:
Basic	$(1.74)	$0.20	$(3.97)	$1.20
Diluted	$(1.74)	$0.20	$(3.97)	$1.19

Weighted Average Common Shares:
Used in Basic Calculation	84,806,982	84,317,508	84,728,680	84,262,471
Used in Diluted Calculation	84,806,982	85,133,142	84,728,680	85,175,961

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2016	2015

ASSETS
Property, Plant and Equipment	$9,451,538	$9,261,323
Less - Accumulated Depreciation, Depletion and Amortization	4,879,363	3,929,428
Net Property, Plant and Equipment	4,572,175	5,331,895

Current Assets:
Cash and Temporary Cash Investments	93,700	113,596
Hedging Collateral Deposits	9,963	11,124
Receivables - Net	137,718	105,004
Unbilled Revenue	35,140	20,746
Gas Stored Underground	8,599	34,252
Materials and Supplies - at average cost	33,430	30,414
Unrecovered Purchased Gas Costs	1,245	—
Other Current Assets	56,714	60,665
Total Current Assets	376,509	375,801

Other Assets:
Recoverable Future Taxes	172,417	168,214
Unamortized Debt Expense	1,953	2,218
Other Regulatory Assets	270,941	278,227
Deferred Charges	17,063	15,129
Other Investments	104,273	92,990
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	26,344	24,459
Fair Value of Derivative Financial Instruments	253,716	270,363
Other	157	167
Total Other Assets	852,340	857,243
Total Assets	$5,801,024	$6,564,939

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 84,892,747 Shares
and 84,594,383 Shares, Respectively	$84,893	$84,594
Paid in Capital	756,001	744,274
Earnings Reinvested in the Business	699,399	1,103,200
Accumulated Other Comprehensive Income	82,186	93,372
Total Comprehensive Shareholders' Equity	1,622,479	2,025,440
Long-Term Debt, Net of Unamortized Discount and Debt Issuance Costs	2,085,123	2,084,009
Total Capitalization	3,707,602	4,109,449

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	—	—
Accounts Payable	111,054	180,388
Amounts Payable to Customers	42,217	56,778
Dividends Payable	33,533	33,415
Interest Payable on Long-Term Debt	34,900	36,200
Customer Advances	33	16,236
Customer Security Deposits	16,101	16,490
Other Accruals and Current Liabilities	104,925	96,557
Fair Value of Derivative Financial Instruments	9,864	10,076
Total Current and Accrued Liabilities	352,627	446,140

Deferred Credits:
Deferred Income Taxes	844,916	1,137,962
Taxes Refundable to Customers	93,674	89,448
Unamortized Investment Tax Credit	557	731
Cost of Removal Regulatory Liability	189,421	184,907
Other Regulatory Liabilities	101,104	108,617
Pension and Other Post-Retirement Liabilities	216,852	202,807
Asset Retirement Obligations	171,991	156,805
Other Deferred Credits	122,280	128,073
Total Deferred Credits	1,740,795	2,009,350
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$5,801,024	$6,564,939

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	March 31,
(Thousands of Dollars)	2016	2015

Operating Activities:
Net Income (Loss) Available for Common Stock	$(336,796)	$101,409
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	832,894	120,348
Depreciation, Depletion and Amortization	134,498	185,433
Deferred Income Taxes	(283,912)	10,351
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(226)	(9,024)
Stock-Based Compensation	2,518	5,985
Other	6,106	4,709
Change in:
Hedging Collateral Deposits	1,161	(12,992)
Receivables and Unbilled Revenue	(28,211)	(88,339)
Gas Stored Underground and Materials and Supplies	22,637	29,085
Unrecovered Purchased Gas Costs	(1,245)	—
Other Current Assets	4,177	4,184
Accounts Payable	(31,786)	62,832
Amounts Payable to Customers	(14,561)	11,051
Customer Advances	(16,203)	(18,735)
Customer Security Deposits	(389)	2,702
Other Accruals and Current Liabilities	22,420	53,491
Other Assets	3,754	1,826
Other Liabilities	(4,073)	43,186
Net Cash Provided by Operating Activities	$312,763	$507,502

Investing Activities:
Capital Expenditures	$(358,981)	$(493,341)
Net Proceeds from Sale of Oil and Gas Producing Properties	104,938	—
Other	(18,249)	(1,262)
Net Cash Used in Investing Activities	$(272,292)	$(494,603)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$—	$71,900
Excess Tax Benefits Associated with Stock-Based Compensation Awards	226	9,024
Dividends Paid on Common Stock	(66,887)	(64,842)
Net Proceeds From Issuance of Common Stock	6,294	3,574
Net Cash (Used in) Provided by Financing Activities	$(60,367)	$19,656

Net Increase (Decrease) in Cash and Temporary Cash Investments	(19,896)	32,555
Cash and Temporary Cash Investments at Beginning of Period	113,596	36,886
Cash and Temporary Cash Investments at March 31	$93,700	$69,441

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
EXPLORATION AND PRODUCTION SEGMENT	2016	2015	Variance	2016	2015	Variance
Total Operating Revenues	$143,783	$165,521	$(21,738)	$295,749	$370,186	$(74,437)

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	19,143	18,042	1,101	39,099	33,727	5,372
Lease Operating and Transportation Expense	37,568	41,417	(3,849)	76,590	88,224	(11,634)
All Other Operation and Maintenance Expense	4,247	4,905	(658)	7,391	7,748	(357)
Property, Franchise and Other Taxes	3,217	5,542	(2,325)	6,602	9,443	(2,841)
Depreciation, Depletion and Amortization	37,274	57,436	(20,162)	81,307	137,503	(56,196)
Impairment of Oil and Gas Producing Properties	397,443	120,348	277,095	832,894	120,348	712,546
	498,892	247,690	251,202	1,043,883	396,993	646,890

Operating Loss	(355,109)	(82,169)	(272,940)	(748,134)	(26,807)	(721,327)

Other Income (Expense):
Interest Income	27	663	(636)	693	1,173	(480)
Interest Expense	(13,546)	(11,053)	(2,493)	(28,128)	(21,360)	(6,768)

Loss Before Income Taxes	(368,628)	(92,559)	(276,069)	(775,569)	(46,994)	(728,575)
Income Tax Benefit	(155,293)	(38,997)	(116,296)	(325,148)	(20,152)	(304,996)
Net Loss	$(213,335)	$(53,562)	$(159,773)	$(450,421)	$(26,842)	$(423,579)

Net Loss Per Share (Diluted)	$(2.52)	$(0.63)	$(1.89)	$(5.32)	$(0.32)	$(5.00)

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
PIPELINE AND STORAGE SEGMENT	2016	2015	Variance	2016	2015	Variance
Revenues from External Customers	$56,276	$55,758	$518	$109,630	$107,504	$2,126
Intersegment Revenues	23,292	23,054	238	45,477	44,515	962
Total Operating Revenues	79,568	78,812	756	155,107	152,019	3,088

Operating Expenses:
Purchased Gas	245	289	(44)	703	555	148
Operation and Maintenance	19,060	17,642	1,418	36,653	35,526	1,127
Property, Franchise and Other Taxes	6,591	6,466	125	13,336	12,629	707
Depreciation, Depletion and Amortization	10,865	9,778	1,087	21,121	18,813	2,308
	36,761	34,175	2,586	71,813	67,523	4,290

Operating Income	42,807	44,637	(1,830)	83,294	84,496	(1,202)

Other Income (Expense):
Interest Income	179	122	57	290	207	83
Other Income	413	332	81	1,994	889	1,105
Interest Expense	(8,453)	(6,793)	(1,660)	(16,491)	(13,333)	(3,158)

Income Before Income Taxes	34,946	38,298	(3,352)	69,087	72,259	(3,172)
Income Tax Expense	13,752	14,921	(1,169)	26,617	28,104	(1,487)
Net Income	$21,194	$23,377	$(2,183)	$42,470	$44,155	$(1,685)

Net Income Per Share (Diluted)	$0.25	$0.27	$(0.02)	$0.50	$0.52	$(0.02)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
GATHERING SEGMENT	2016	2015	Variance	2016	2015	Variance
Revenues from External Customers	$113	$89	$24	$238	$235	$3
Intersegment Revenues	21,545	17,365	4,180	40,184	41,793	(1,609)
Total Operating Revenues	21,658	17,454	4,204	40,422	42,028	(1,606)

Operating Expenses:
Operation and Maintenance	2,775	2,232	543	5,047	4,008	1,039
Property, Franchise and Other Taxes	52	57	(5)	85	92	(7)
Depreciation, Depletion and Amortization	3,589	3,798	(209)	7,799	5,858	1,941
	6,416	6,087	329	12,931	9,958	2,973

Operating Income	15,242	11,367	3,875	27,491	32,070	(4,579)

Other Income (Expense):
Interest Income	68	32	36	101	58	43
Other Income	1	1	—	2	2	—
Interest Expense	(1,918)	(132)	(1,786)	(4,987)	(430)	(4,557)

Income Before Income Taxes	13,393	11,268	2,125	22,607	31,700	(9,093)
Income Tax Expense	5,825	4,863	962	10,117	13,672	(3,555)
Net Income	$7,568	$6,405	$1,163	$12,490	$18,028	$(5,538)

Net Income Per Share (Diluted)	$0.09	$0.08	$0.01	$0.15	$0.21	$(0.06)

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
UTILITY SEGMENT	2016	2015	Variance	2016	2015	Variance
Revenues from External Customers	$212,737	$309,974	$(97,237)	$356,585	$520,047	$(163,462)
Intersegment Revenues	5,364	6,521	(1,157)	9,028	11,055	(2,027)
Total Operating Revenues	218,101	316,495	(98,394)	365,613	531,102	(165,489)

Operating Expenses:
Purchased Gas	81,181	161,966	(80,785)	126,250	263,677	(137,427)
Operation and Maintenance	56,293	61,732	(5,439)	102,893	110,638	(7,745)
Property, Franchise and Other Taxes	11,160	12,564	(1,404)	21,088	23,122	(2,034)
Depreciation, Depletion and Amortization	11,659	11,333	326	23,277	22,484	793
	160,293	247,595	(87,302)	273,508	419,921	(146,413)

Operating Income	57,808	68,900	(11,092)	92,105	111,181	(19,076)

Other Income (Expense):
Interest Income	122	7	115	207	25	182
Other Income	706	497	209	1,404	995	409
Interest Expense	(7,158)	(7,204)	46	(14,491)	(14,148)	(343)

Income Before Income Taxes	51,478	62,200	(10,722)	79,225	98,053	(18,828)
Income Tax Expense	19,518	23,962	(4,444)	28,659	37,222	(8,563)
Net Income	$31,960	$38,238	$(6,278)	$50,566	$60,831	$(10,265)

Net Income Per Share (Diluted)	$0.38	$0.45	$(0.07)	$0.60	$0.71	$(0.11)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
ENERGY MARKETING SEGMENT	2016	2015	Variance	2016	2015	Variance
Revenues from External Customers	$35,436	$64,167	$(28,731)	$60,420	$120,333	$(59,913)
Intersegment Revenues	312	211	101	624	417	207
Total Operating Revenues	35,748	64,378	(28,630)	61,044	120,750	(59,706)

Operating Expenses:
Purchased Gas	28,321	57,142	(28,821)	50,044	107,371	(57,327)
Operation and Maintenance	1,773	1,790	(17)	3,496	3,289	207
Property, Franchise and Other Taxes	1	2	(1)	4	5	(1)
Depreciation, Depletion and Amortization	69	51	18	139	101	38
	30,164	58,985	(28,821)	53,683	110,766	(57,083)

Operating Income	5,584	5,393	191	7,361	9,984	(2,623)

Other Income (Expense):
Interest Income	91	44	47	141	82	59
Other Income	15	43	(28)	24	67	(43)
Interest Expense	(7)	(12)	5	(25)	(15)	(10)

Income Before Income Taxes	5,683	5,468	215	7,501	10,118	(2,617)
Income Tax Expense	2,199	2,095	104	2,794	3,919	(1,125)
Net Income	$3,484	$3,373	$111	$4,707	$6,199	$(1,492)

Net Income Per Share (Diluted)	$0.04	$0.04	$—	$0.06	$0.07	$(0.01)

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
ALL OTHER	2016	2015	Variance	2016	2015	Variance
Total Operating Revenues	$561	$388	$173	$1,266	$1,271	$(5)
Operating Expenses:
Operation and Maintenance	164	(47)	211	239	482	(243)
Property, Franchise and Other Taxes	161	158	3	304	307	(3)
Depreciation, Depletion and Amortization	306	124	182	488	340	148
	631	235	396	1,031	1,129	(98)

Operating Income (Loss)	(70)	153	(223)	235	142	93

Other Income (Expense):
Interest Income	31	17	14	50	30	20
Other Income	—	1	(1)	—	2	(2)

Income (Loss) Before Income Taxes	(39)	171	(210)	285	174	111
Income Tax Expense (Benefit)	(16)	73	(89)	119	81	38
Net Income (Loss)	$(23)	$98	$(121)	$166	$93	$73

Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$—	$—	$—

	Three Months Ended			Six Months Ended
	March 31,			March 31,
CORPORATE	2016	2015	Variance	2016	2015	Variance
Revenues from External Customers	$226	$230	$(4)	$439	$460	$(21)
Intersegment Revenues	967	953	14	1,933	1,839	94
Total Operating Revenues	1,193	1,183	10	2,372	2,299	73
Operating Expenses:
Operation and Maintenance	4,147	4,839	(692)	7,038	7,891	(853)
Property, Franchise and Other Taxes	123	127	(4)	243	247	(4)
Depreciation, Depletion and Amortization	185	167	18	367	334	33
	4,455	5,133	(678)	7,648	8,472	(824)

Operating Loss	(3,262)	(3,950)	688	(5,276)	(6,173)	897

Other Income (Expense):
Interest Income	30,339	24,188	6,151	62,083	49,488	12,595
Other Income	2,101	514	1,587	2,230	616	1,614
Interest Expense on Long-Term Debt	(28,994)	(22,376)	(6,618)	(59,366)	(44,687)	(14,679)
Other Interest Expense	(734)	(1,417)	683	17	(2,849)	2,866

Loss Before Income Taxes	(550)	(3,041)	2,491	(312)	(3,605)	3,293
Income Tax Benefit	(2,015)	(1,781)	(234)	(3,538)	(2,550)	(988)
Net Income	$1,465	$(1,260)	$2,725	$3,226	$(1,055)	$4,281

Net Income Per Share (Diluted)	$0.02	$(0.01)	$0.03	$0.04	$—	$0.04

	Three Months Ended			Six Months Ended
	March 31,			March 31,
INTERSEGMENT ELIMINATIONS	2016	2015	Variance	2016	2015	Variance
Intersegment Revenues	$(51,480)	$(48,104)	$(3,376)	$(97,246)	$(99,619)	$2,373
Operating Expenses:
Purchased Gas	(28,124)	(28,797)	673	(53,306)	(53,913)	607
Operation and Maintenance	(23,356)	(19,307)	(4,049)	(43,940)	(45,706)	1,766
	(51,480)	(48,104)	(3,376)	(97,246)	(99,619)	2,373

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(30,579)	(25,027)	(5,552)	(61,488)	(49,760)	(11,728)
Interest Expense	30,579	25,027	5,552	61,488	49,760	11,728
Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Six Months Ended
	March 31,					March 31,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2016		2015		(Decrease)	2016		2015		(Decrease)

Capital Expenditures:
Exploration and Production	$79,530	(1)	$143,364	(3)	$(63,834)	$167,654	(1)(2)	$301,076	(3)(4)	$(133,422)
Pipeline and Storage	26,075	(1)	41,643	(3)	(15,568)	57,695	(1)(2)	57,671	(3)(4)	24
Gathering	12,778	(1)	35,601	(3)	(22,823)	34,523	(1)(2)	50,549	(3)(4)	(16,026)
Utility	26,091	(1)	20,566	(3)	5,525	46,008	(1)(2)	41,740	(3)(4)	4,268
Energy Marketing	2		17		(15)	9		92		(83)
Total Reportable Segments	144,476		241,191		(96,715)	305,889		451,128		(145,239)
All Other	37		—		37	37		—		37
Corporate	106		43		63	155		68		87
Total Capital Expenditures	$144,619		$241,234		$(96,615)	$306,081		$451,196		$(145,115)

(1)
Capital expenditures for the quarter and six months ended March 31, 2016, include accounts payable and accrued liabilities related to capital expenditures of $34.0 million, $10.2 million, $12.6 million, and $9.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2016, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the six months ended March 31, 2016, exclude capital expenditures of $46.2 million, $33.9 million, $22.4 million and $16.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2015 and paid during the six months ended March 31, 2016. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2015, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2016.

(3)
Capital expenditures for the quarter and six months ended March 31, 2015, include accounts payable and accrued liabilities related to capital expenditures of $63.5 million, $8.2 million, $14.1 million, and $8.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2015, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the six months ended March 31, 2015, exclude capital expenditures of $80.1 million, $28.1 million, $20.1 million and $8.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2014 and paid during the six months ended March 31, 2015. These amounts were excluded from the Consolidated Statements of Cash Flows at September 30, 2014, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2015.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended March 31	Normal	2016	2015	Normal (1)	Last Year (1)

Buffalo, NY	3,326	2,963	3,984	(10.9)	(25.6)
Erie, PA	3,142	2,739	3,815	(12.8)	(28.2)

Six Months Ended March 31

Buffalo, NY	5,579	4,640	6,120	(16.8)	(24.2)
Erie, PA	5,186	4,223	5,806	(18.6)	(27.3)

(1)	Percents compare actual 2016 degree days to normal degree days and actual 2016 degree days to actual 2015 degree days.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	34,113	30,592	3,521	66,900	73,391	(6,491)
West Coast	764	795	(31)	1,547	1,567	(20)
Total Production	34,877	31,387	3,490	68,447	74,958	(6,511)

Average Prices (Per Mcf)
Appalachia	$1.85	$2.46	$(0.61)	$1.91	$2.75	$(0.84)
West Coast	2.87	3.81	(0.94)	3.27	4.70	(1.43)
Weighted Average	1.87	2.50	(0.63)	1.94	2.79	(0.85)
Weighted Average after Hedging	2.99	3.65	(0.66)	3.08	3.42	(0.34)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	5	5	—	11	15	(4)
West Coast	718	721	(3)	1,460	1,482	(22)
Total Production	723	726	(3)	1,471	1,497	(26)

Average Prices (Per Barrel)
Appalachia	$32.81	$46.18	$(13.37)	$36.74	$65.09	$(28.35)
West Coast	27.02	43.93	(16.91)	31.61	55.71	(24.10)
Weighted Average	27.06	43.95	(16.89)	31.65	55.80	(24.15)
Weighted Average after Hedging	53.01	67.14	(14.13)	56.45	72.78	(16.33)

Total Production (Mmcfe)	39,215	35,743	3,472	77,273	83,940	(6,667)

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.49	$0.50	$(0.01)	$0.51	$0.40	$0.11
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.96	$1.16	$(0.20)	$0.99	$1.05	$(0.06)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.95	$1.61	$(0.66)	$1.05	$1.64	$(0.59)

(1)	Refer to page 15 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.51 and $0.52 per Mcfe for the three months ended March 31, 2016 and March 31, 2015, respectively. Amounts include transportation expense of $0.51 and $0.52 per Mcfe for the six months ended March 31, 2016 and March 31, 2015, respectively.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Six Months of Fiscal 2016
	Volume		Average Hedge Price
Oil Swaps
Brent	102,000	BBL	$94.06 / BBL
NYMEX	719,000	BBL	$79.27 / BBL
Total	821,000	BBL	$81.10 / BBL

Gas Swaps
NYMEX	18,960,000	MMBTU	$3.92 / MMBTU
Dominion Transmission Appalachian (DOM)	9,420,000	MMBTU	$3.78 / MMBTU
Michigan Consolidated City Gate (Mich Con)	6,000,000	MMBTU	$4.10 / MMBTU
Dawn Ontario (DAWN)	8,160,000	MMBTU	$3.82 / MMBTU
Fixed Price Physical Sales	24,221,925	MMBTU	$2.55 / MMBTU
Total	66,761,925	MMBTU	$3.41 / MMBTU

Hedging Summary for Fiscal 2017
	Volume		Average Hedge Price
Oil Swaps
Brent	123,000	BBL	$92.27 / BBL
NYMEX	573,000	BBL	$71.47 / BBL
Total	696,000	BBL	$75.14 / BBL

Gas Swaps
NYMEX	29,530,000	MMBTU	$4.20 / MMBTU
DOM	12,720,000	MMBTU	$3.87 / MMBTU
Mich Con	3,000,000	MMBTU	$4.10 / MMBTU
DAWN	19,100,000	MMBTU	$3.70 / MMBTU
Fixed Price Physical Sales	50,660,170	MMBTU	$2.52 / MMBTU
Total	115,010,170	MMBTU	$3.34 / MMBTU

Hedging Summary for Fiscal 2018
	Volume		Average Hedge Price
Oil Swaps
Brent	24,000	BBL	$91.00 / BBL
NYMEX	51,000	BBL	$90.62 / BBL
Total	75,000	BBL	$90.74 / BBL

Gas Swaps
NYMEX	26,070,000	MMBTU	$3.49 / MMBTU
DAWN	8,400,000	MMBTU	$3.08 / MMBTU
Fixed Price Physical Sales	13,366,255	MMBTU	$2.69 / MMBTU
Total	47,836,255	MMBTU	$3.19 / MMBTU

Hedging Summary for Fiscal 2019
	Volume		Average Hedge Price
Gas Swaps
NYMEX	25,560,000	MMBTU	$3.18 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	6,931,100	MMBTU	$3.19 / MMBTU
Total	39,691,100	MMBTU	$3.15 / MMBTU

Hedging Summary for Fiscal 2020
	Volume		Average Hedge Price
Gas Swaps
NYMEX	16,880,000	MMBTU	$3.07 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	3,378,180	MMBTU	$3.25 / MMBTU
Total	27,458,180	MMBTU	$3.07 / MMBTU

Hedging Summary for Fiscal 2021
	Volume		Average Hedge Price
Gas Swaps
NYMEX	4,840,000	MMBTU	$3.01 / MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
Total	5,440,000	MMBTU	$3.01 / MMBTU

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Gross Wells in Process of Drilling
Six Months Ended March 31, 2016
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	4.000	(1)	0.000	4.000
Developmental	96.000	(1)	0.000	96.000
Wells Commenced
Exploratory	1.000		0.000	1.000
Developmental	37.000		25.000	62.000
Wells Completed
Exploratory	0.000		0.000	0.000
Developmental	26.000		25.000	51.000
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	0.000		0.000	0.000
Wells in Process - End of Period
Exploratory	5.000		0.000	5.000
Developmental	107.000		0.000	107.000

(1)	Gross exploratory wells were increased by 4 and developmental wells were decreased by 4.

Net Wells in Process of Drilling
Six Months Ended March 31, 2016
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	4.000	(1)	0.000	4.000
Developmental	81.500	(1)	0.000	81.500
Wells Commenced
Exploratory	1.000		0.000	1.000
Developmental	37.000		25.000	62.000
Wells Completed
Exploratory	0.000		0.000	0.000
Developmental	19.600		25.000	44.600
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	0.000		0.000	0.000
Well Interest Sold (2)
Exploratory	0.000		0.000	0.000
Developmental	10.400		0.000	10.400
Wells in Process - End of Period
Exploratory	5.000		0.000	5.000
Developmental	88.500	(2)	0.000	88.500

(1)	Net exploratory wells were increased by 4 and developmental wells were decreased by 4.

(2)	Seneca's East Division sold an 80% working interest in 13 of the existing developmental wells in process to IOG during the six months ended March 31, 2016.

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
Firm Transportation - Affiliated	42,624	50,777	(8,153)	67,333	79,863	(12,530)
Firm Transportation - Non-Affiliated	166,326	179,534	(13,208)	317,448	336,770	(19,322)
Interruptible Transportation	6,483	3,627	2,856	12,115	5,729	6,386
	215,433	233,938	(18,505)	396,896	422,362	(25,466)

Gathering Volume - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
Gathered Volume - Affiliated	39,195	31,175	8,020	72,995	76,047	(3,052)

Utility Throughput - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
Retail Sales:
Residential Sales	24,486	31,561	(7,075)	37,619	48,029	(10,410)
Commercial Sales	3,688	4,813	(1,125)	5,515	7,097	(1,582)
Industrial Sales	167	194	(27)	233	282	(49)
	28,341	36,568	(8,227)	43,367	55,408	(12,041)
Off-System Sales	1,243	2,118	(875)	1,243	3,787	(2,544)
Transportation	27,297	33,567	(6,270)	44,913	54,516	(9,603)
	56,881	72,253	(15,372)	89,523	113,711	(24,188)

Energy Marketing Volume
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
Natural Gas (MMcf)	15,165	19,337	(4,172)	25,263	31,926	(6,663)

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results, for measuring the Company’s cash flow and liquidity, and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Operating Results as reported GAAP earnings before items impacting comparability. The table at page 1 of this report reconciles National Fuel's reported GAAP earnings to Operating Results for the three and six months ended March 31, 2016 and 2015.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and six months ended March 31, 2016 and 2015:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
(in thousands)
Reported GAAP Earnings	$(147,687)	$16,669	$(336,796)	$101,409
Depreciation, Depletion and Amortization	63,947	82,687	134,498	185,433
Interest and Other Income	(3,514)	(1,434)	(7,731)	(3,874)
Interest Expense	30,231	23,960	61,983	47,062
Income Taxes	(116,030)	5,136	(260,380)	60,296
Impairment of Oil and Gas Producing Properties	397,443	120,348	832,894	120,348
Joint Development Agreement Professional Fees	—	—	4,682	—
Adjusted EBITDA	$224,390	$247,366	$429,150	$510,674

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$53,672	$54,415	$104,415	$103,309
Gathering Adjusted EBITDA	18,831	15,165	35,290	37,928
Total Midstream Businesses Adjusted EBITDA	72,503	69,580	139,705	141,237
Exploration and Production Adjusted EBITDA	79,608	95,615	170,749	231,044
Utility Adjusted EBITDA	69,467	80,233	115,382	133,665
Energy Marketing Adjusted EBITDA	5,653	5,444	7,500	10,085
Corporate and All Other Adjusted EBITDA	(2,841)	(3,506)	(4,186)	(5,357)
Total Adjusted EBITDA	$224,390	$247,366	$429,150	$510,674

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended March 31 (unaudited)	2016	2015

Operating Revenues	$449,132,000	$596,127,000

Net Income (Loss) Available for Common Stock	$(147,687,000)	$16,669,000

Earnings (Loss) Per Common Share:
Basic	$(1.74)	$0.20
Diluted	$(1.74)	$0.20

Weighted Average Common Shares:
Used in Basic Calculation	84,806,982	84,317,508
Used in Diluted Calculation	84,806,982	85,133,142

Six Months Ended March 31 (unaudited)

Operating Revenues	$824,327,000	$1,120,036,000

Net Income (Loss) Available for Common Stock	$(336,796,000)	$101,409,000

Earnings (Loss) Per Common Share:
Basic	$(3.97)	$1.20
Diluted	$(3.97)	$1.19

Weighted Average Common Shares:
Used in Basic Calculation	84,728,680	84,262,471
Used in Diluted Calculation	84,728,680	85,175,961

Twelve Months Ended March 31 (unaudited)

Operating Revenues	$1,465,204,000	$1,926,803,000

Net Income (Loss) Available for Common Stock	$(817,633,000)	$223,360,000

Earnings (Loss) Per Common Share:
Basic	$(9.66)	$2.65
Diluted	$(9.66)	$2.62

Weighted Average Common Shares:
Used in Basic Calculation	84,620,502	84,170,033
Used in Diluted Calculation	84,620,502	85,102,075